                                                                   Exhibit 10.13
                                                                   -------------

                             EXTENSION AND MASTER
                           LEASE AMENDMENT AGREEMENT
                        (CITIZENS LEASING CORPORATION)
                        ------------------------------

THIS AGREEMENT is made as of October 14, 1998 between ACT MANUFACTURING, INC., a Massachusetts business located at 2 Cabot Road, Hudson, Massachusetts ("Lessee"), and CITIZENS LEASING CORPORATION, a Rhode Island corporation ("Lessor").

                                   RECITALS
                                   --------

     A. The Lessee and BancBoston Leasing Inc. ("BancBoston") entered into a certain Master Lease Agreement ("Lease Agreement") dated as of October 27, 1992 pursuant to which BancBoston agreed to lease to Lessee, and Lessee agreed to lease from BancBoston, personal property mutually agreed upon by the parties and identified in one or more equipment schedules.

     B. In connection with the Lease Agreement, the Lessee executed and delivered to BancBoston, among other things, certain equipment schedules ("Equipment Schedules") and related Certificates of Acceptance (such Certificates of Acceptance, the Equipment Schedules and the Lease Agreement, collectively, "Lease").

     C. Subsequent to the execution and delivery of the Equipment Schedules, BancBoston sold and assigned to the Lessor the Lease and the equipment ("Equipment") subject thereto, as evidenced by, among other things, certain notices of assignments form BancBoston to the Lessee.

     D. The Lessee is in default of its obligations under the Lease. Specifically, the Lessee is in default under the Loan and Security Agreement between the Lessee and First National Bank of Boston, State Street Bank and Trust Company and Citizens Bank of

Massachusetts (the "Banks") (the "Credit Facility"). The foregoing default under the Credit Facility constitutes an "Event of Default" (hereinafter a "Default") under the Lease.

     E. Contemporaneously herewith, Lessee is entering into a new Credit Agreement with Chase Manhattan Bank as agent ("Chase") for itself and certain other participating lenders (the "New Banks") (the "New Credit Facility") whereby the New Banks agreed to replace the existing Credit Facility between the Lessee and the Banks.

     F. The Lessee has requested that the Lessor waive the present Default so that it may enter into the New Credit Facility and seek to pay its Indebtedness to the Lessor. The Lessor has agreed to so waive on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lessor and Lessee hereby agree as follows:

     1.   Terms. Unless otherwise defined herein, terms used herein shall have
          -----
the meanings ascribed to them in the Lease.

     2.   Buyout Amount. As of the date hereof, per the terms and conditions of
          -------------
the Lease, the buyout amount is approximately $5,737,777.46 (the "Buyout Amount"). Such Buyout Payment, together with all other obligations of the Lessee to the Lessor thereunder and hereunder, are (a) valid and enforceable obligations of the Lessee, and (b) not subject to setoff, counterclaim or any defense.

     3.   Validity and Enforceability of Lease, Etc. The Lease, as modified
          ------------------------------------------
hereby, is valid, binding and enforceable by the Lessor against the Lessee in accordance with its terms.

The Lease is a true lease and not one intended as security, and the Equipment is the sole and exclusive property of the Lessor.

    4.  Waiver of Default. The Lessee acknowledges the existence of the Default
        -----------------
described above. The Lessor hereby waives the existing Default. The Lessee acknowledges that the execution of this Agreement shall not result in the waiver of any other of the Lessor's rights or remedies under the Lease or any rights or remedies under this Agreement, except as specifically provided herein. In particular, no other Default is hereby waived.

    5.  Default. Section 16.1 of the Lease is hereby amended by deleting Section
        -------
16.1(i) in its entirety and inserting in lieu thereof the following:

    (i) Lessee is in payment default under a material credit or loan agreement ("Payment Default"); demand has been made by any lender under a material credit or loan agreement ("Demand Default"); or payment has been accelerated under a material credit or loan agreement ("Acceleration Default").

    6.  Lease Term. Section 3 of the Lease is hereby amended by deleting Section
        ----------
3.1 in its entirety and inserting in lieu thereof the following:

    3.1 The term of the Lease for the Equipment (the "Term") shall begin on the Commencement Date set forth in the applicable Certificate of Acceptance and shall continue until March 1, 1999.

    7.  Term Default. Section 16.1 of the Lease is hereby amended by adding the
        ------------
following:

    (k) Lessee fails to pay all of the Lessee's Indebtedness under the Lease at the end of the Term.

    8.  Indebtedness. Section 2 of the Lease is hereby amended by adding the
        ------------
following:

    2.7 The "Indebtedness" shall mean the sum of (x) the Buyout Amount and (y) all other obligations of the Lessee to the Lessor under the Lease and the Extension Agreement, including interest charges and reasonable attorney's fees and costs and expenses of collection (including appraisal costs and expenses).

     9.   Notice and Cure. Section 17 of the Lease is hereby amended by adding
          ---------------
the following:

     17.4 Lessee will provide written notice to the Lessor of any Payment Default, Demand Default and/or Acceleration Default contemporaneous with Lessee's receipt of notice of such Payment Default, Demand Default and/or Acceleration Default from any lender. After receipt of notice of such Demand Default and/or Acceleration Default, Lessee shall have fifteen (15) days to cure such Demand Default and/or Acceleration Default before the Lessor may exercise its remedies under the Lease. Upon the expiration of thirty days (30) from the date of Payment Default, Lessee shall have an additional fifteen (15) days to cure such Payment Default before the Lessor may exercise its remedies under the Lease.

     10.  Termination of Subordinate Security Interest. Lessor hereby terminates
          --------------------------------------------
and releases its subordinated security interest in certain collateral securing the Lease and agrees to execute an appropriate UCC-3 financing statement to reflect such release.

     11.  Future Assurances. In connection with the payment of the Lessee's
          -----------------
Indebtedness under the Lease, the Lessee shall execute all documents reasonably requested by the Lessor.

     12.  Authority. The Lessee represents and warrants to the Lessor that (a)
          ---------
the Lessee has full power and authority and has taken all required corporate and other action necessary to permit it to execute and deliver, and perform all of its obligations contained in, this Agreement, and to perform all of its obligations under the Lease, as modified hereby, and (b) the taking of such actions will not violate any provision of law applicable to its charter documents nor will it result in the breach of or constitute a default under any agreement or instrument to which it is bound.

     13.  Waiver of Defenses and Release of Lessor. The Lessee releases, remises
          ----------------------------------------
and forever discharges the Lessor and each of its past, present and future officers, directors, stockholders, agents, employees, affiliates, attorneys, successors and assignees of and from any and all claims, obligations, demands, causes of action, counterclaims and defenses of any kind of nature whatsoever (including any claims, counterclaims or defenses based on so-called lender liability), which the Lessee now has against the Lessor and/or any of its past, present and future officers, directors, stockholders, agents, employees, affiliates, attorneys, successors and assigns, or ever had from the beginning of the world to the date hereof.

     14.  Defaults and Right of Remedies of Lessor.  The failure of the Lessee
          ----------------------------------------
to perform any of its obligations hereunder shall constitute an Event of Default under the Lease. Upon the occurrence and continuation of an Event of Default hereunder or under the Lease subsequent to the date hereof, any obligation of the Lessor to forbear from exercising its rights and remedies shall terminate automatically, and the Lessor thereafter in its discretion may exercise any or all of its rights and remedies under this Agreement, the Lease and/or applicable law, it being understood that no such right or remedy is intended to be exclusive of any other right or remedy, but each and every right and remedy shall be cumulative and shall be in addition to every right and remedy given in this Agreement, the Lease now or hereafter existing at law or in equity or by statute, and may be exercised from time to time as often as deemed expedient by the Lessor.

     15.  Waiver Fee. The Lessee shall pay the Lessor a waiver fee of $75,000.00
          ----------
in consideration of the Lessor's agreement to waive the Default under the Lease which is fully earned upon execution of this Agreement, $25,000.00 of which is due and payable upon execution of this Agreement, and the balance due and payable upon failure of Lessee to pay Lessee's entire Indebtedness under the Lease at the conclusion of the Term.

     16.  Expenses. The Lessee shall reimburse the Lessor on demand for all
          --------
reasonable costs, expenses and charges incurred by the Lessor in connection with the (a) preparation, administration and enforcement of this Agreement, any and all agreements and instruments executed in connection herewith and administration and enforcement of the Lease and this Agreement; (b) valuation of the Equipment; and (c) exercise by the Lessor of its rights and remedies under any of the foregoing and/or applicable law.

     17.  Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed one original, but all of which together shall constitute one and the same instrument.

     18.  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of The Commonwealth of Massachusetts.

     19. Successors, etc., This Agreement shall be binding upon and shall inure
         ---------------
to the benefits of any successors to or assigns of the parties hereto, and this Agreement and all documents and instruments related hereto may not be amended, waived or modified in any manner without the written consent of the parties hereto.

     20.  Waiver of Jury Trial. THE LESSEE IRREVOCABLY WAIVES ANY AND ALL RIGHT
          --------------------
TO TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING THE LESSEE AND RELATING TO THIS AGREEMENT AND/OR THE LEASE.

     21.  Conditions to Effectiveness. This Agreement only shall become
          ---------------------------
effective upon the satisfaction of the following conditions:

     (a) certificates from the secretaries of the Lessee, covering incumbency and corporate action taken to authorize this Agreement, which certificates shall be in form and substance satisfactory to the Lessor; and

     (b) the delivery to the Lessor of a certificate or certificates of insurance evidencing that the Lessor is in compliance with Section
          11.1 and Section 11.2 of the Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the first date above written.


                                        ACT MANUFACTURING, INC.



                                        By:   /s/ Douglass C. Greenlaw
                                            -----------------------------
                                            Name: Douglass C. Greenlaw
                                            Title: Chief Financial Officer

                                        CITIZENS LEASING CORPORATION



                                        By:   /s/ David J. Angell
                                            -----------------------------
                                            Name: David J. Angell
                                            Title: VP